UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Plan

On November 19, 2009 the stockholders of The Hain Celestial Group, Inc. (the “Company”) approved The Hain Celestial Group, Inc. 2010-2014 Executive Incentive Plan (the “Executive Incentive Plan”), which was previously adopted by the Board of Directors (the “Board”), subject to approval by the stockholders. The Executive Incentive Plan is intended to provide certain employees with incentive compensation based upon the performance of the Company in order to enhance shareholder value. The Chairman, President and Chief Executive Officer; Executive Vice President and Chief Financial Officer; Executive Vice President and Chief Executive Officer – Hain Celestial United States; Vice President and Chief Accounting Officer; and Senior Vice President – Corporate Relations, who were named executive officers in the Company’s 2009 Proxy Statement (the “Named Executive Officers”), as well as other key employees who are selected by the Committee, are eligible to participate under the Executive Incentive Plan.

The Executive Incentive Plan has been designed to provide performance-based compensation that is exempt from the $1 million deduction limit on executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Executive Incentive Plan provides for annual incentive awards covering each fiscal year of the Company and long-term incentive awards covering a period of at least two fiscal years of the Company. The awards under the Executive Incentive Plan may be in the form of cash, stock, restricted stock, stock units or other forms of stock-based awards, or any combination thereof, provided that any such stock-based awards will be issued pursuant to and be subject to the terms and conditions of the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan, or any successor plan. All payments under the Executive Incentive Plan are based upon the attainment of certain performance measures established by the Committee. Within the first 90 days of the fiscal year or long-term performance period, as applicable, the Committee is required to establish the terms and conditions for the payment of awards, including the eligible participants, the performance measures (and any required adjustments), the length of the performance period and the formula for calculating the amount of the awards for each participant. The maximum payment that can be made to any one participant under the annual award portion of the Executive Incentive Plan is $4,000,000, which maximum has been established by the Board by taking into account expected increases in compensation and inflation over the five-year term of the Executive Incentive Plan. The maximum payment that may be made to a participant for each long-term performance period established by the Committee may not exceed $8,000,000, which maximum has been established by the Board, taking into account the same factors. The Committee may reduce, but not increase, the amount of an award in its sole discretion and to take into account any factors as the Committee deems appropriate.

A participant must generally remain employed through the end of the applicable performance period to receive any award under the Executive Incentive Plan, except that a participant may be entitled to a prorated portion of the award in the event of involuntary termination without cause, death, disability or retirement, provided that the performance measures have been achieved. In addition, in the event of a change in control during the applicable performance period, a participant will be eligible for a prorated award, provided that the performance measures have been achieved. A change in control is defined in the Plan generally as one of the following events:

•	The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company;

•

A majority of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by two-thirds of the members of the Board prior to the date of the appointment or election;

•

A reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company unless (i) all or substantially all, of our stockholders prior to such event beneficially own more than 50% of the voting stock of the surviving entity in substantially the same proportions as their prior ownership, (ii) no person (other than the Company or the surviving entity) beneficially owns 50% or more of the combined voting power of the outstanding stock of the surviving entity and (iii) at least a majority of the members of the board of directors of the surviving entity were members of our Board; or

•	Stockholders approve (i) sale or disposition of all or substantially all of the assets of the Company (other than to a subsidiary) or (ii) a complete liquidation or dissolution of the Company.

However, if a participant is a party to an employment agreement or change in control agreement with the Company, “change in control” shall have the meaning set forth in such agreement.

The foregoing does not constitute a complete summary of the terms of the Executive Incentive Plan, and reference is made to the complete text of the Executive Incentive Plan, which is attached hereto as Exhibit 10.1.

Amended and Restated 2002 Long Term Incentive and Stock Award Plan

On November 19, 2009 the stockholders of the Company approved the amendment of The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”), which was previously adopted by the Board, subject to approval by the stockholders.

The 2002 Plan was amended to:

•	increase the maximum number of shares authorized for issuance under the 2002 Plan by 2,100,000 shares, to a total of 8,550,000 shares;

•

reflect that the independent members of the Board of Directors have the authority to grant awards under the 2002 Plan, except that the Compensation Committee shall have the authority to approve new hire grants on a quarterly basis;

•	revise the menu of performance measures to conform to the Executive Incentive Plan;

•	include a clawback provision with respect to accounting restatements included in the Company’s filings on Forms 10-K and 10-Q caused by the misconduct of a plan participant; and

•	allow for gifts of non-qualified stock options to family members of a plan participant.

The purpose of the 2002 Plan is to provide a means to attract, retain, and motivate employees in order to achieve our long-term growth and profitability objectives, provide competitive levels of compensation, link compensation to corporate performance and align the interests of our employees with the interests of our stockholders.

Under the 2002 Plan, the grants of awards will be made by those directors who are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and outside directors within the meaning of Section 162(m) of the Code, provided that the Committee shall have the authority to grant awards on a quarterly basis to new hires. The awards may be in the form of stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units and dividend equivalents.

The 2002 Plan may be amended, suspended or terminated by the Board at any time, in whole or in part. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. The 2002 Plan is effective as of December 1, 2005. Unless earlier terminated, the 2002 Plan will terminate as to future awards on December 1, 2015.

The foregoing does not constitute a complete summary of the terms of the 2002 Plan, and reference is made to the complete text of the 2002 Plan, which is attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	The Hain Celestial Group, Inc. 2010-2014 Executive Incentive Plan
10.2	The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2009

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/S/ IRA J. LAMEL
Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer